Exhibit 99.1

FOR IMMEDIATE RELEASE

First Commonwealth Announces First Quarter 2026 Earnings; Increases Quarterly Dividend

Indiana, PA, April 28, 2026 - First Commonwealth Financial Corporation (NYSE: FCF) today announced financial results for the first quarter of 2026.

Financial Summary

(dollars in thousands,	For the Three Months Ended
except per share data)	March 31,	December 31,	March 31,
	2026	2025	2025
Reported Results
Net income	$37,548	$44,876	$32,696
Diluted earnings per share	$0.37	$0.43	$0.32
Return on average assets	1.25%	1.46%	1.14%
Return on average equity	9.75%	11.49%	9.28%

Operating Results (non-GAAP)(1)
Core net income	$37,459	$44,658	$32,779
Core diluted earnings per share	$0.37	$0.43	$0.32
Core pre-tax pre-provision net revenue	$57,854	$63,166	$46,879
Provision expense	$10,733	$7,005	$5,736
Net charge-offs	$8,161	$11,272	$3,098
Reserve build/(release)(2)	$3,415	$(3,837)	$1,025
Core return on average assets (ROAA)	1.24%	1.45%	1.14%
Core pre-tax pre-provision ROAA	1.92%	2.05%	1.63%
Return on average tangible common equity	13.47%	15.90%	13.02%
Core return on average tangible common equity	13.44%	15.83%	13.05%
Core efficiency ratio	55.43%	52.84%	59.08%
Net interest margin (FTE)	3.92%	3.98%	3.62%
(1)Core operating results are a non-GAAP measure used by management to measure performance in operating the business that management believes enhances investors' ability to better understand the underlying business performance and trends related to core business activities. A full reconciliation of non-GAAP financial measures may be found at the end of the financial statements which accompany this release.
(2)Reserve build/(release) represents the net change in the Company's allowance for credit losses (ACL) from the prior period.
First Quarter 2026 Highlights
Financial results
•GAAP Net income of $37.5 million and diluted earnings per share totaled $0.37, a decrease of $7.3 million, or $0.06 per share from the prior quarter and an increase of $4.9 million, or $0.05 per share from first quarter of 2025.
◦Core pre-tax pre-provision net revenue (PPNR)(1) totaled $57.9 million, a decrease of $5.3 million from the prior quarter and an increase of $11.0 million from the first quarter of 2025. The decrease from the prior quarter was primarily as a result of a $4.2 million decrease in net interest income (FTE)

•End of period loans (excluding loans held for sale) decreased $74.2 million, or 3.2% annualized from the previous quarter
◦Loans held for sale decreased $239.8 million from the previous quarter due primarily to the sale of a $225.4 million Commercial portfolio during the quarter that had been moved to held for sale at year end as previously disclosed
•Average deposits increased $67.1 million, or 2.7% annualized from the previous quarter
◦End of period deposits increased $158.9 million, or 6.3% annualized from the previous quarter
•The loan-to-deposit ratio decreased 447 basis points to 90.9% in the first quarter of 2026
•Net interest income (FTE) of $109.3 million decreased $4.2 million from the previous quarter and increased $13.5 million from the first quarter of 2025
•Noninterest income (excluding security gains of $0.2 million in 1Q26 and $0.4 million in 4Q25) of $24.4 million increased $0.1 million from the previous quarter and increased $1.9 million from the first quarter of 2025
•Noninterest expense (excluding merger-related expense of $0.1 million in 1Q26 and $0.2 million in 4Q25 and $0.1 million in 1Q25) of $75.5 million increased $1.2 million from the previous quarter and increased $4.3 million from the first quarter of 2025
•Tangible book value per share increased $0.12, or 4.3% annualized from the previous quarter
◦AOCI as a percentage of tangible common equity increased 30 basis points to 5.90% in the first quarter of 2026
Profitability
•The net interest margin of 3.92% decreased 6 basis points compared to the prior quarter and increased 30 basis points from the first quarter of 2025
•The core efficiency ratio(1) increased 259 basis points to 55.43% compared to the prior quarter and decreased 365 basis points from the first quarter of 2025
•Core ROAA decreased 21 basis points to 1.24% compared to the prior quarter and increased 10 basis points from the first quarter of 2025
•Core pre-tax pre-provision ROAA(1) decreased 13 basis points to 1.92% compared to the prior quarter and increased 29 basis points from the first quarter of 2025
Strong capital positions
•On April 28, 2026, the Board of Directors authorized a 3.7% increase in the quarterly cash dividend to shareholders
•The Bank-level Total Capital Ratio was 13.8% at March 31, 2026, which represents $376.3 million in excess capital above the regulatory “well capitalized” requirement of 10.0%
•A total of 1,284,457 shares at a weighted average price of $17.67 were repurchased during the first quarter of 2026 under the Company’s previously authorized share repurchase programs. The remaining repurchase capacity under the current program was $18.4 million as of March 31, 2026
Asset quality
•The total provision for credit losses was $10.7 million, an increase of $3.7 million from the previous quarter primarily due to a $4.2 million increase in reserves for individually analyzed commercial credits
•Reserve build/(release)(2) was $3.4 million, which resulted in reserves to total loans of 1.37%, which is an increase of 5 basis points from the previous quarter
•Nonperforming loans of $92.3 million increased $0.6 million from the previous quarter

•Subsequent to March 31, 2026, two individually analyzed nonaccrual commercial credits with an outstanding balance of $5.6 million with associated reserves of $3.3 million were sold or paid off
•Net charge-offs on loans totaled $8.2 million, a decrease of $3.1 million from the prior quarter
◦Net charge-offs as a percentage of average loans outstanding (annualized) was 0.35% in the first quarter of 2025, a decrease of 11 basis points from the previous quarter
“Despite some credit headwinds, we were pleased to see our capital and liquidity strengthen during the quarter, supported by a strong net interest margin, and stable seasonally-adjusted fee income," said T. Michael Price, President and Chief Executive Officer. “Organic loan growth was muted, reflecting elevated payoffs, but overall origination and credit trends remain well-managed. Looking ahead, we are confident in our positioning across our core businesses, and expect continued momentum as we progress through the year.”
Earnings
Net income for the first quarter of 2026 was $37.5 million, or $0.37 per share, compared to $44.9 million, or $0.43 per share in the fourth quarter of 2025 and $32.7 million, or $0.32 per share for the first quarter of 2025.
Net Interest Income and Net Interest Margin
Net interest income (FTE) of $109.3 million decreased $4.2 million from the previous quarter and increased $13.5 million from the prior year quarter. The decrease from the prior quarter was primarily due to a $2.6 million decrease due to less days in the quarter, a $170.1 million decrease in average loans and compression of the net interest margin (NIM).
The NIM for the first quarter of 2026 was 3.92% as compared to 3.98% in the prior quarter and 3.62% in the year ago quarter. The decrease from the prior quarter was primarily due to a nine basis point decrease in the yield on earning assets that was only partially offset by a 5 basis point decrease in the cost of funds.
Total average deposits grew $67.1 million in the first quarter of 2026 as compared to the previous quarter. Average interest-bearing demand and savings deposits grew $91.2 million and average total time deposits increased $13.6 million from the prior quarter. The increase in interest bearing deposits was partially offset by a $37.7 million decrease in average noninterest-bearing deposits.
End of period deposits increased $158.9 million, or 6.3% annualized from the previous quarter, including a $161.0 million increase in savings deposits and a $40.0 million increase in interest-bearing demand deposits, which together offset a $39.5 million decrease in time deposits and a $2.6 million decrease in noninterest-bearing demand deposits.
Asset Quality
Provision for credit losses totaled $10.7 million in the first quarter of 2026 as compared to $7.0 million in the previous quarter. The increase from the previous quarter was primarily driven by a $4.2 million increase in reserves for individually analyzed commercial credits due to $9.6 million of reserves for three commercial credits that were moved to nonaccrual during the quarter.
The allowance for credit losses (ACL) as a percentage of end-of-period loans was 1.37% in the first quarter, which was an increase of 5 basis points from the previous quarter.
At March 31, 2026, nonperforming loans totaled $92.3 million as compared to $91.8 million in the prior quarter and $59.4 million in the first quarter of 2025.
Subsequent to March 31, 2026, two individually analyzed nonaccrual commercial credits with an outstanding balance of $5.6 million with associated reserves of $3.3 million were sold or paid off. This resulted in an additional chargeoff of $0.1 million in April 2026.
Nonperforming loans represented 0.98% of total loans as of March 31, 2026, as compared to 0.94% and 0.65% for the periods ended December 31, 2025, and March 31, 2025, respectively.

At March 31, 2026, criticized loans totaled $284.6 million, an increase of $17.5 million from the previous quarter.
During the first quarter of 2026, net charge-offs were $8.2 million, compared to $11.3 million in the prior quarter and $3.1 million in the first quarter of 2025.
Net charge-offs were 0.35%, 0.46% and 0.14% of average loans (annualized) for the periods ended March 31, 2026, December 31, 2025 and March 31, 2025, respectively.
Noninterest Income and Noninterest Expense
Noninterest income (excluding security gains of $0.2 million in 1Q26 and $0.4 million in 4Q25) of $24.4 million increased $0.1 million from the previous quarter and increased $1.9 million from the first quarter of 2025
The $0.1 million increase from the previous quarter was primarily driven by a $0.4 million increase in insurance and retail brokerage revenue and a $0.3 million increase in gain on sale of mortgage loans, which was partially offset by $0.3 million decrease in card-related interchange income and a $0.3 million decrease in service charges on deposit accounts due to seasonally lower transaction volume and the number of days in the quarter.
Noninterest expense (excluding merger-related expense of $0.1 million in 1Q26 and $0.2 million in 4Q25 and $0.1 million in 1Q25) of $75.5 million increased $1.2 million from the previous quarter and increased $4.3 million from the first quarter of 2025. The $1.2 million increase from the previous quarter was primarily the result of a $0.8 million increase in Pennsylvania shares tax expense due to a tax reimbursement in the previous quarter, a $0.6 million increase in salaries and benefits, a $0.6 million increase in occupancy expense due to a $0.6 million increase in snow removal expense and a $0.3 million increase in the loss on sale or writedown of assets due to a $0.5 million prepayment penalty on the early extinguishment of FHLB borrowings. Partially offsetting these increases was a $0.4 million decrease in other professional fees and a $0.3 million decrease in other operating expenses due to a $0.3 million decrease in travel expenses.
The core efficiency ratio was 55.43% during the first quarter of 2026 as compared to 52.84% in the previous quarter and 59.08% in the first quarter of 2025.
Full time equivalent staff was 1,592, 1,567 and 1,538 at March 31, 2026, December 31, 2025 and March 31, 2025, respectively.
Dividends and Capital
First Commonwealth Financial Corporation declared a common stock quarterly dividend of $0.14 per share, which represents a 3.7% increase from the previous quarter. The cash dividend is payable on May 22, 2026 to shareholders of record as of May 8, 2026. This dividend represents a 3.0% projected annual yield utilizing the April 27, 2026 closing market price of $18.64.
First Commonwealth’s capital ratios for Total, Tier I, Leverage and Common Equity Tier I at March 31, 2026 were 14.9%, 13.2%, 10.9% and 12.5% respectively. First Commonwealth’s current capital levels exceed the fully phased-in Basel III capital requirements issued by U.S. bank regulators.
Conference Call
First Commonwealth will host a quarterly conference call to discuss its financial results for the first quarter of 2026 on Wednesday, April 29, 2026 at 2:00 PM (ET). The call can be accessed by dialing (toll free) 1-888-330-3181 conference ID # 4651379 or through the company’s web page, http://www.fcbanking.com/InvestorRelations. A replay of the call will be available approximately one hour following the conclusion of the conference by dialing 1-800-770-2030 and entering the conference ID # 4651379. A link to the webcast replay will also be accessible on the company’s web.
About First Commonwealth Financial Corporation
First Commonwealth Financial Corporation (NYSE: FCF), headquartered in Indiana, Pennsylvania, is a financial services company with 126 community banking offices in 30 counties throughout western and central Pennsylvania and throughout Ohio, as well as commercial lending operations in Pittsburgh and Harrisburg, Pennsylvania, and Canton, Cleveland, Columbus and Cincinnati, Ohio. The company also operates mortgage offices in Wexford, Pennsylvania, as well as Hudson and Lewis Center, Ohio. First Commonwealth provides a full range of commercial banking, consumer banking, mortgage, equipment finance, wealth management and insurance products and services through its subsidiaries First Commonwealth Bank and First Commonwealth Insurance Agency. For more information about First Commonwealth or to open an account today, please visit www.fcbanking.com.
Forward-Looking Statements

Certain statements contained in this release that are not historical facts may constitute “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and are intended to be covered by the safe harbor provisions of the Private Securities Litigation Reform Act of 1995, notwithstanding that such statements are not specifically identified as such. In addition, certain statements may be contained in our future filings with the Securities and Exchange Commission, in press releases, and in oral and written statements made by us or with our approval that are not statements of historical fact and constitute “forward-looking statements” as well. These statements, which are based on certain assumptions and describe our future plans, strategies and expectations, can generally be identified by the use of words such as “may,” “will,” “should,” “could,” “would,” “plan,” “believe,” “expect,” “anticipate,” “intend,” “estimate” or words of similar meaning. These forward-looking statements are subject to significant risks, assumptions and uncertainties, and could be affected by many factors, including, but not limited to: (1) volatility and disruption in national and international financial markets; (2) the effects of and changes in trade and monetary and fiscal policies and laws, including the interest rate policies of the Federal Reserve Board; (3) inflation, interest rate, commodity price, securities market and monetary fluctuations; (4) the effect of changes in laws and regulations (including laws and regulations concerning taxes, banking, securities and insurance) with which First Commonwealth or its customers must comply; (5) the soundness of other financial institutions; (6) political instability; (7) impairment of First Commonwealth’s goodwill or other intangible assets; (8) acts of God or of war or terrorism; (9) the timely development and acceptance of new products and services and perceived overall value of these products and services by users; (10) changes in consumer spending, borrowings and savings habits; (11) changes in the financial performance and/or condition of First Commonwealth’s borrowers; (12) technological changes; (13) acquisitions and integration of acquired businesses; (14) First Commonwealth’s ability to attract and retain qualified employees; (15) changes in the competitive environment in First Commonwealth’s markets and among banking organizations and other financial service providers; (16) the ability to increase market share and control expenses; (17) the effect of changes in accounting policies and practices, as may be adopted by the regulatory agencies, as well as the Public Company Accounting Oversight Board, the Financial Accounting Standards Board and other accounting standard setters; (18) the reliability of First Commonwealth’s vendors, internal control systems or information systems; (19) the costs and effects of legal and regulatory developments, the resolution of legal proceedings or regulatory or other governmental inquiries, the results of regulatory examinations or reviews and the ability to obtain required regulatory approvals; and (20) other risks and uncertainties described in this report and in the other reports that we file with the Securities and Exchange Commission, including our most recent Annual Report on Form 10-K.
In light of these risks, uncertainties and assumptions, you should not place undue reliance on any forward-looking statements in this release. We undertake no obligation to publicly update or otherwise revise any forward-looking statements, whether as a result of new information, future events or otherwise.

Media Relations:
Ron Wahl
Communications and Media Relations
Phone: 724-463-6806
E-mail: RWahl@fcbanking.com

Investor Relations:
Ryan M. Thomas
Vice President / Finance and Investor Relations
Phone: 724-463-1690
E-mail: RThomas1@fcbanking.com

FIRST COMMONWEALTH FINANCIAL CORPORATION
CONSOLIDATED FINANCIAL DATA
Unaudited
(dollars in thousands, except per share data)
	For the Three Months Ended
	March 31,	December 31,	March 31,
	2026	2025	2025
SUMMARY RESULTS OF OPERATIONS
Net interest income	$108,974	$113,201	$95,522
Provision for credit losses	10,733	7,005	5,736
Noninterest income	24,587	24,716	22,502
Noninterest expense	75,595	74,476	71,250
Net income	37,548	44,876	32,696
Core net income (5)	37,459	44,658	32,779
Earnings per common share (diluted)	$0.37	$0.43	$0.32
Core earnings per common share (diluted) (6)	$0.37	$0.43	$0.32
KEY FINANCIAL RATIOS
Return on average assets	1.25%	1.46%	1.14%
Core return on average assets (7)	1.24%	1.45%	1.14%
Return on average assets, pre-provision, pre-tax	1.92%	2.06%	1.62%
Core return on average assets, pre-provision, pre-tax	1.92%	2.05%	1.63%
Return on average shareholders' equity	9.75%	11.49%	9.28%
Return on average tangible common equity (8)	13.47%	15.90%	13.02%
Core return on average tangible common equity (9)	13.44%	15.83%	13.05%
Core efficiency ratio (2)(10)	55.43%	52.84%	59.08%
Net interest margin (FTE) (1)	3.92%	3.98%	3.62%

Book value per common share	$15.27	$15.11	$14.20
Tangible book value per common share (11)	11.34	11.22	10.44
Market value per common share	17.58	16.86	15.54
Cash dividends declared per common share	0.135	0.135	0.130
ASSET QUALITY RATIOS
Nonperforming loans and leases as a percent of end-of-period loans and leases(3)	0.98%	0.94%	0.65%
Nonperforming assets as a percent of total assets (3)	0.77%	0.77%	0.52%
Net charge-offs as a percent of average loans and leases (annualized) (4)	0.35%	0.46%	0.14%
Allowance for credit losses as a percent of nonperforming loans and leases (4)	141.70%	137.07%	201.89%
Allowance for credit losses as a percent of end-of-period loans and leases (4)	1.37%	1.32%	1.32%
CAPITAL RATIOS
Shareholders' equity as a percent of total assets	12.7%	12.6%	12.3%
Tangible common equity as a percent of tangible assets (12)	9.7%	9.7%	9.3%
Leverage Ratio	10.9%	10.9%	10.7%
Risk Based Capital - Tier I	13.2%	12.7%	12.9%
Risk Based Capital - Total	14.9%	14.5%	14.7%
Common Equity - Tier I	12.5%	12.1%	12.2%

FIRST COMMONWEALTH FINANCIAL CORPORATION
CONSOLIDATED FINANCIAL DATA
Unaudited
(dollars in thousands, except per share data)
	For the Three Months Ended
	March 31,	December 31,	March 31,
	2026	2025	2025
INCOME STATEMENT
Interest income	$157,218	$163,925	$147,128
Interest expense	48,244	50,724	51,606
Net Interest Income	108,974	113,201	95,522
Provision for credit losses	10,733	7,005	5,736
Net Interest Income after Provision for Credit Losses	98,241	106,196	89,786
Net securities gains (losses)	229	425	(5,142)
Gain on sale of VISA	—	—	5,146
Trust income	3,408	3,379	3,022
Service charges on deposit accounts	5,530	5,828	5,438
Insurance and retail brokerage commissions	3,267	2,886	3,170
Income from bank owned life insurance	1,796	1,725	1,502
Gain on sale of mortgage loans	2,215	1,941	1,387
Gain on sale of other loans and assets	2,182	2,198	1,388
Card-related interchange income	3,661	3,974	3,654
Derivative mark-to-market	(6)	25	(153)
Swap fee income	122	26	835
Other income	2,183	2,309	2,255
Total Noninterest Income	24,587	24,716	22,502
Salaries and employee benefits	42,874	42,265	40,415
Net occupancy	5,565	4,981	5,729
Furniture and equipment	4,823	4,994	4,193
Data processing	4,183	4,197	3,817
Pennsylvania shares tax	1,330	483	1,337
Advertising and promotion	1,671	1,687	1,372
Intangible amortization	1,364	1,494	1,131
Other professional fees and services	1,106	1,526	1,620
FDIC insurance	1,589	1,535	1,379
Litigation and operational losses	857	1,080	793
Loss on sale or write-down of assets	567	281	215
Merger and acquisition	117	150	109
Other operating expenses	9,549	9,803	9,140
Total Noninterest Expense	75,595	74,476	71,250
Income before Income Taxes	47,233	56,436	41,038
Income tax provision	9,685	11,560	8,342
Net Income	$37,548	$44,876	$32,696

Shares Outstanding at End of Period	101,679,621	102,840,771	101,927,219
Average Shares Outstanding Assuming Dilution	102,394,488	103,643,551	101,859,825

FIRST COMMONWEALTH FINANCIAL CORPORATION
CONSOLIDATED FINANCIAL DATA
Unaudited
(dollars in thousands)

	March 31,	December 31,	March 31,
	2026	2025	2025
BALANCE SHEET (Period End)
Assets
Cash and due from banks	$118,134	$103,280	$118,792
Interest-bearing bank deposits	224,806	77,082	22,566
Securities available for sale, at fair value	1,071,345	1,052,489	1,186,438
Securities held to maturity, at amortized cost	577,286	519,422	519,029
Loans held for sale	31,638	271,452	41,587

Loans and leases	9,433,825	9,508,039	9,093,140
Allowance for credit losses	(129,183)	(125,768)	(119,931)
Net loans and leases	9,304,642	9,382,271	8,973,209

Goodwill and other intangibles	399,233	400,229	382,514
Other assets	535,488	536,811	542,263
Total Assets	$12,262,572	$12,343,036	$11,786,398

Liabilities and Shareholders' Equity
Noninterest-bearing demand deposits	$2,370,132	$2,372,771	$2,273,858

Interest-bearing demand deposits (a)	1,835,503	1,795,513	1,835,568
Savings deposits (a)	4,402,789	4,241,762	4,029,705
Time deposits	1,801,469	1,840,923	1,722,526
Total interest-bearing deposits	8,039,761	7,878,198	7,587,799

Total deposits	10,409,893	10,250,969	9,861,657

Short-term borrowings	22,858	147,966	77,515
Long-term borrowings	132,069	261,742	262,679
Total borrowings	154,927	409,708	340,194

Other liabilities	145,055	127,983	137,496
Shareholders' equity	1,552,697	1,554,376	1,447,051
Total Liabilities and Shareholders' Equity	$12,262,572	$12,343,036	$11,786,398
(a) Deposits on the above balance sheet for March 31, 2025 reflect a reclassification to interest-bearing deposits from savings deposits in order to remove the impact of an internal sweep program related to regulatory reserve requirements. The internal sweep program was terminated in the second quarter of 2025, therefore prior periods are now shown without the reclassification.

FIRST COMMONWEALTH FINANCIAL CORPORATION
CONSOLIDATED FINANCIAL DATA
Unaudited
(dollars in thousands)

	For the Three Months Ended
	March 31,	Yield/	December 31,	Yield/	March 31,	Yield/
	2026	Rate	2025	Rate	2025	Rate
NET INTEREST MARGIN

Assets
Loans and leases (FTE)(1)(3)	$9,566,302	6.03%	$9,736,392	6.12%	$9,068,872	5.92%
Interest bearing bank deposits	207,792	3.84%	48,542	4.48%	76,836	4.72%
Securities (FTE)(1)	1,529,772	3.55%	1,525,296	3.52%	1,600,047	3.58%
Total Interest-Earning Assets (FTE) (1)	11,303,866	5.65%	11,310,230	5.76%	10,745,755	5.57%
Noninterest-earning assets	920,940		919,649		934,933
Total Assets	$12,224,806		$12,229,879		$11,680,688

Liabilities and Shareholders' Equity
Interest-bearing demand and savings deposits	$6,145,197	1.95%	$6,054,039	2.00%	$5,769,898	2.13%
Time deposits	1,820,411	3.55%	1,806,856	3.65%	1,763,492	4.07%
Short-term borrowings	31,766	2.16%	55,098	2.64%	50,725	2.88%
Long-term borrowings	208,363	5.11%	261,872	4.92%	262,809	5.00%
Total Interest-Bearing Liabilities	8,205,737	2.38%	8,177,865	2.46%	7,846,924	2.67%
Noninterest-bearing deposits	2,339,160		2,376,821		2,252,794
Other liabilities	117,667		125,496		151,957
Shareholders' equity	1,562,242		1,549,697		1,429,013
Total Noninterest-Bearing Funding Sources	4,019,069		4,052,014		3,833,764
Total Liabilities and Shareholders' Equity	$12,224,806		$12,229,879		$11,680,688

Net Interest Margin (FTE) (annualized)(1)		3.92%		3.98%		3.62%

FIRST COMMONWEALTH FINANCIAL CORPORATION
CONSOLIDATED FINANCIAL DATA
Unaudited
(dollars in thousands)

	March 31,	December 31,	March 31,
	2026	2025	2025
Loan and Lease Portfolio Detail
Commercial Loan and Lease Portfolio:
Commercial, financial, agricultural and other	$1,315,171	$1,351,724	$1,276,420
Commercial real estate	3,148,767	3,182,109	3,158,440
Equipment finance loans and leases	746,723	693,265	485,782
Real estate construction	404,394	415,536	478,833
Total Commercial	5,615,055	5,642,634	5,399,475

Consumer Loan Portfolio:
Closed-end mortgages	1,814,512	1,830,470	1,826,760
Home equity lines of credit	537,089	529,815	488,411
Real estate construction	31,843	47,250	9,869
Total Real Estate - Consumer	2,383,444	2,407,535	2,325,040

Auto & RV loans	1,367,360	1,387,195	1,296,567
Direct installment	22,451	23,057	24,962
Personal lines of credit	43,751	45,785	45,079
Student loans	1,764	1,833	2,017
Total Other Consumer	1,435,326	1,457,870	1,368,625
Total Consumer Portfolio	3,818,770	3,865,405	3,693,665
Total Portfolio Loans and Leases	9,433,825	9,508,039	9,093,140
Loans held for sale - individual	31,638	46,071	41,587
Loans held for sale - portfolio	—	225,381	—
Total Loans and Leases	$9,465,463	$9,779,491	$9,134,727

	March 31,	December 31,	March 31,
	2026	2025	2025
ASSET QUALITY DETAIL
Nonperforming Loans and Leases:
Loans and leases on nonaccrual basis	$50,260	$51,151	$37,520
Loans and leases on a nonaccrual basis - with government guarantees	27,028	30,325	13,016
Loans held for sale on a nonaccrual basis	1,149	—	—
Loans and leases on a nonaccrual basis - acquired	12,844	9,393	8,211
Loans and leases on a nonaccrual basis - acquired with government guarantees	1,032	887	658
Total Nonperforming Loans and Leases	$92,313	$91,756	$59,405
Other real estate owned ("OREO")	221	990	1,270
Repossessions ("Repos")	1,328	1,744	621
Total Nonperforming Assets	$93,862	$94,490	$61,296
Loans past due in excess of 90 days and still accruing	2,927	1,288	1,156
Classified loans and leases	136,897	139,378	88,929
Criticized loans and leases	284,628	267,164	190,510

Nonperforming assets as a percentage of total loans and leases, plus OREO and Repos (4)	0.99%	0.99%	0.67%
Allowance for credit losses	$129,183	$125,768	$119,931

FIRST COMMONWEALTH FINANCIAL CORPORATION
CONSOLIDATED FINANCIAL DATA
Unaudited
(dollars in thousands)

	For the Three Months Ended
	March 31,	December 31,	March 31,
	2026	2025	2025
Net Charge-offs (Recoveries):
Commercial, financial, agricultural and other	$3,608	$7,152	$329
Real estate construction	326	465	—
Commercial real estate	2,268	2,039	1,308
Residential real estate	119	362	(29)
Loans to individuals	1,840	1,254	1,490
Net Charge-offs	$8,161	$11,272	$3,098

Net charge-offs as a percentage of average loans and leases outstanding (annualized) (4)	0.35%	0.46%	0.14%
Provision for credit losses as a percentage of net charge-offs	131.52%	62.15%	185.15%
Provision for credit losses	$10,733	$7,005	$5,736

DEFINITIONS AND RECONCILIATION OF NON-GAAP MEASURES
Note: Management believes that it is standard practice in the banking industry to present these non-GAAP measures. These measures provide useful information to management and investors by allowing them to make peer comparisons.

(1) Net interest income has been computed on a fully taxable equivalent basis ("FTE") using the federal income tax statutory rate of 21%.
(2) Core efficiency ratio excludes from total revenue the impact of derivative mark-to-market and excludes from "total noninterest expense" the amortization of intangibles and any other unusual items deemed by management to not be related to normal operations, such as merger, acquisition and severance costs.

(3) Includes held for sale loans.
(4) Excludes held for sale loans.
	For the Three Months Ended
	March 31,	December 31,	March 31,
	2026	2025	2025

Interest income	$157,218	$163,925	$147,128
Adjustment to fully taxable equivalent basis (1)	361	355	335
Interest income adjusted to fully taxable equivalent basis (non-GAAP)	157,579	164,280	147,463
Interest expense	48,244	50,724	51,606
Net interest income, (FTE) (1)	$109,335	$113,556	$95,857

FIRST COMMONWEALTH FINANCIAL CORPORATION
CONSOLIDATED FINANCIAL DATA
Unaudited
(dollars in thousands, except per share data)

DEFINITIONS AND RECONCILIATION OF NON-GAAP MEASURES

	For the Three Months Ended
	March 31,	December 31,	March 31,
	2026	2025	2025

Net Income	$37,548	$44,876	$32,696
Intangible amortization	1,364	1,494	1,131
Tax benefit of amortization of intangibles	(286)	(314)	(238)
Net Income, adjusted for tax affected amortization of intangibles	$38,626	$46,056	$33,589

Average Tangible Equity:
Total shareholders' equity	$1,562,242	$1,549,697	$1,429,013
Less: intangible assets	399,668	400,638	382,919
Tangible Equity	1,162,574	1,149,059	1,046,094
Less: preferred stock	—	—	—
Tangible Common Equity	$1,162,574	$1,149,059	$1,046,094

(8)Return on Average Tangible Common Equity	13.47%	15.90%	13.02%

	For the Three Months Ended
	March 31,	December 31,	March 31,
	2026	2025	2025

Core Net Income:
Total Net Income	$37,548	$44,876	$32,696
Net securites gains	(229)	(425)	(4)
Tax benefit of net securities gains	48	89	1
Merger and acquisition related expenses	117	150	109
Tax benefit of merger and acquisition related expenses	(25)	(32)	(23)
(5) Core net income	$37,459	$44,658	$32,779
Average Shares Outstanding Assuming Dilution	102,394,488	103,643,551	101,859,825
(6) Core Earnings per common share (diluted)	$0.37	$0.43	$0.32

Intangible amortization	1,364	1,494	1,131
Tax benefit of amortization of intangibles	(286)	(314)	(238)
Core Net Income, adjusted for tax affected amortization of intangibles	$38,537	$45,838	$33,672

(9) Core Return on Average Tangible Common Equity	13.44%	15.83%	13.05%

FIRST COMMONWEALTH FINANCIAL CORPORATION
CONSOLIDATED FINANCIAL DATA
Unaudited
(dollars in thousands, except per share data)

DEFINITIONS AND RECONCILIATION OF NON-GAAP MEASURES

	For the Three Months Ended
	March 31,	December 31,	March 31,
	2026	2025	2025
Core Return on Average Assets:
Total Net Income	$37,548	$44,876	$32,696
Total Average Assets	12,224,806	12,229,879	11,680,688
Return on Average Assets	1.25%	1.46%	1.14%

Core Net Income (5)	$37,459	$44,658	$32,779
Total Average Assets	12,224,806	12,229,879	11,680,688
(7) Core Return on Average Assets	1.24%	1.45%	1.14%

	For the Three Months Ended
	March 31,	December 31,	March 31,
	2026	2025	2025
Core Efficiency Ratio:
Total Noninterest Expense	$75,595	$74,476	$71,250
Adjustments to Noninterest Expense:
Intangible amortization	1,364	1,494	1,131
Merger and acquisition related	117	150	109
Noninterest Expense - Core	$74,114	$72,832	$70,010

Net interest income, (FTE)	$109,335	$113,556	$95,857
Total noninterest income	24,587	24,716	22,502
Net securities gains	(229)	(425)	(4)
Total Revenue	133,693	137,847	118,355

Adjustments to Revenue:
Derivative mark-to-market	(6)	25	(153)
Total Revenue - Core	$133,699	$137,822	$118,508

(10)Core Efficiency Ratio	55.43%	52.84%	59.08%

FIRST COMMONWEALTH FINANCIAL CORPORATION
CONSOLIDATED FINANCIAL DATA
Unaudited
(dollars in thousands)

DEFINITIONS AND RECONCILIATION OF NON-GAAP MEASURES

	March 31,	December 31,	March 31,
	2026	2025	2025
Tangible Equity:
Total shareholders' equity	$1,552,697	$1,554,376	$1,447,051
Less: intangible assets	399,233	400,229	382,514
Tangible Equity	1,153,464	1,154,147	1,064,537
Less: preferred stock	—	—	—
Tangible Common Equity	$1,153,464	$1,154,147	$1,064,537

Tangible Assets:
Total assets	$12,262,572	$12,343,036	$11,786,398
Less: intangible assets	399,233	400,229	382,514
Tangible Assets	$11,863,339	$11,942,807	$11,403,884

(12)Tangible Common Equity as a percentage of Tangible Assets	9.72%	9.66%	9.33%

Shares Outstanding at End of Period	101,679,621	102,840,771	101,927,219
(11)Tangible Book Value Per Common Share	$11.34	$11.22	$10.44

	For the Three Months Ended
	March 31,	December 31,	March 31,
	2026	2025	2025
Pre-tax pre-provision net revenue:
Net interest income	$108,974	$113,201	$95,522
Noninterest income	24,587	24,716	22,502
Noninterest expense	75,595	74,476	71,250
Pre-tax pre-provision net revenue	$57,966	$63,441	$46,774

Net securites gains	$(229)	$(425)	$(4)
Merger and acquisition related expenses	117	150	109
Core pre-tax pre-provision net revenue	$57,854	$63,166	$46,879

Net charge-offs	$8,161	$11,272	$3,098